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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  September 10, 2002
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                               YELLOW CORPORATION
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             (Exact name of registrant as specified in its charter)




          Delaware                    0-12255                48-0948788
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(State or other jurisdiction        (Commission             (IRS Employer
      of incorporation)             File Number)          Identification No.)




   10990 Roe Avenue, P. O. Box 7563,  Overland Park, Kansas       66207
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         (Address of principal executive offices)               (Zip Code)




Registrant's telephone number, including area code   (913) 696-6100
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                                   No Changes.
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         (Former name or former address, if changed since last report.)



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Item 5.  Other Events


Yellow Corporation (NASDAQ: YELL) today announced that the Registration Statement on Form 10 for SCS Transportation, Inc. (SCST) relating to the proposed spin-off of Yellow's 100 percent interest in SCST, the holding company for its regional operating companies, Saia Motor Freight Line, Inc. and Jevic Transportation, Inc., to its shareholders, has been declared effective by the Securities and Exchange Commission (SEC).

The distribution of SCST is anticipated to occur on the distribution date of September 30, 2002 and is structured to be a tax-free distribution to shareholders (except to the extent a shareholder receives cash in lieu of fractional share interests) who held Yellow Corporation stock at the close of business on the record date of September 3, 2002. For every two shares of Yellow Corporation stock held, shareholders of record will receive one share of SCST on the distribution date. The spin-off is subject to certain conditions, including final approval by the Yellow board of directors.

Following the distribution, on or near October 1, 2002, Yellow will continue to trade on The Nasdaq National Market under the symbol "YELL", and SCST has been approved to trade as a separate issue on The Nasdaq National Market under the symbol "SCST". "When issued" trading is expected to develop for both Yellow and SCST during the period beginning September 11, 2002 and ending with the distribution date. "When issued" trading symbols will be provided when and if these interim markets develop for Yellow and SCST. When shares of Yellow (YELL) are purchased during the "when issued" period, shareholders will receive Yellow shares plus a "due bill" for SCST shares. A "due bill" represents the obligation of the seller to deliver to the buyer SCST shares received on the distribution date.

Prior to executing a stock trade during the "when issued" trading period, shareholders should check with their stockbrokers, banks or other nominees for details regarding the "when issued" trading markets for SCST common stock and Yellow common stock to ensure they understand which security they are buying or selling.

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The word "will" and similar expressions are intended to identify forward-looking statements.

Yellow expectations regarding the generally tax-free consequences of the spin-off to Yellow shareholders are its expectations regarding this matter. Yellow has received a private letter ruling from the Internal Revenue Service
(IRS) that provides some assurance regarding the tax-free nature of the spin-off. Even so, this ruling is based on the accuracy of Yellow and SCST representations to the IRS as to numerous factual matters and as to the intention of Yellow and SCST to take or avoid taking certain future actions. SCST has filed a General Form for Registration of Securities on Form 10, as amended (Form 10), with the SEC. This Form 10 details certain federal income tax consequences of the spin-off and the


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risk factors associated with achieving the tax-free treatment of the spin-off.

Yellow's schedule regarding the completion of the spin-off is also only its expectation regarding this matter. The completion of the spin-off is subject to various conditions, including final approval by Yellow's board of directors and other conditions that are detailed in Form 10. The Form 10, including the exhibits that were filed as part of the Form 10, provides greater detail with respect to these conditions. A copy of the Form 10 can be obtained from the SEC's website, http//www.sec.gov.

Yellow Corporation, a Fortune 500 Company, is a holding company with wholly owned operating subsidiaries. Its largest subsidiary, Yellow Transportation, Inc., offers a full range of national, regional and international services for the movement of industrial, commercial and retail goods. SCS Transportation provides overnight and second-day LTL and selected TL services to a broad range of industries. Meridian IQ is a non-asset based company using web-based technology to provide customers a single source for transportation management solutions and global shipment management. Headquartered in Overland Park, Kansas, Yellow Corporation employs approximately 28,000 people.








                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      YELLOW CORPORATION
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                                                         (Registrant)

Date:   September 10, 2002                    /s/     Donald G. Barger, Jr.
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                                                      Donald G. Barger, Jr.
                                                      Chief Financial Officer